July 9, 1997

VIA EDGAR and Telefax
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

                     Re:      Mason-Dixon Bancshares, Inc.
                              Registration Statement on Form 8-A

Dear Sir or Madam:

         On behalf of Mason-Dixon Captital Trust (the "Company"), we file herewith, via EDGAR, the Company's Registration Statement on Form 8-A for registration of the Company's Preferred Shares pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

         It is anticipated that the Registration Statement of the Company and Mason-Dixon Bancshares, Inc. on Pre-Effective Amendment No. 1 to Form S-3, File No. 333-30315, will be declared effective by the Commission on July 10, 1997. Accordingly, we respectively request that the effective date of the enclosed Form 8-A be accelerated so as to be concurrent with the effectiveness of the Registration Statement on Form S-3.

         Should you have any questions, please contact the undersigned or Abba David Poliakoff at (410) 576-4067.

                                        Very    truly     yours,
                                        MASON-DIXON BANCSHARES, INC.


                                        By: _/s/_____________________________
                                              Mark A. Keidel, Vice President
                                                 and Chief Financial Officer

C69729z.624 E:1



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




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            MASON-DIXON CAPITAL TRUST
             (Exact name of registrant as specified in its charter)


                  Maryland                                              52-1764929
  (State of incorporation or organization)                (I.R.S. Employer Identification No.)



             45 W. Main Street                                            21157
           Westminster, Maryland                                       (Zip Code)
  (Address of principal executive offices)



If  this  Form  relates  to  the registration          If this Form relates to the registration
of a class of debt securities and is effective         of a class of debt securities and is  to
upon filing pursuant to General Instruction            become effective simultaneously with the
A(c)(1) please check the following box. |_|            effectiveness of a concurrent registration
                                                       statement under the Securities Act of 1933
                                                       pursuant to General Instruction A(c)(2)
                                                       please check the following box.  |_|






Securities to be registered pursuant to Section 12(g) of the Act:

                              Preferred Securities
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered

         The Registrant hereby incorporates by reference the description of its Preferred Securities contained under the heading "DESCRIPTION OF PREFERRED
SECURITIES" in the Preliminary Prospectus included in its Registration Statement in Pre-Effective Amendment No. 1 to Form S-3, Registration No. 333-30315, filed via EDGAR with the Commission on July 7, 1997. This Registration Statement on
Form 8-A shall be deemed to incorporate by reference the description of the Preferred Securities contained in any prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2.  Exhibits

Exhibit No.                Description                                    Page

1                          The section titled "DESCRIPTION OF              25
                           PREFERRED SECURITIES" on Page 25 of the
                           Preliminary Prospectus included as part
                           of the Registrant's Registration Statement
                           on the Pre-Effective Amendment No. 1 to
                           Form S-3, Registration No. 333-30315,
                           which is incorporated by reference in
                           this Form 8-A.


                                    SIGNATURE

         Pursuant to the  requirements of Section 12 of the Securities  Exchange
Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MASON-DIXON BANCSHARES, INC.


Date:  July 9, 1997                    By:_/s/_________________________________
                                             Mark A. Keidel, Vice President and
                                                Chief Financial Officer
C69729z.624 E:1

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